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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 333-     ) pertaining to the Keystone Automotive Industries, Inc.
1996 Employee Stock Incentive Plan of our report dated May 24, 2000 with respect to the consolidated financial statements and schedule of Keystone Automotive Industries, Inc. included in the Annual Report (Form 10-K) for the year ended March 31, 2000, filed with the Securities and Exchange Commission.


                                               /s/ Ernst & Young LLP


Los Angeles, California
August 22, 2000